Exhibit 99.1

CervoMed Presents Initial Results of Phase 2a Trial of Neflamapimod in Nonfluent Variant Primary Progressive Aphasia (nfvPPA) Showing Positive Effects on a Key Neurodegeneration Biomarker in Late-Breaking Oral Session at ISFTD 2026

On average, reduction in plasma neurofilament light levels was observed during the first 12 weeks of treatment, with a greater decline in participants with baseline levels at or above the median

24-week biomarker data to be presented at the Clinical Trials on Alzheimer’s Disease in November 2026; clinical data expected in the first quarter of 2027

nfvPPA, the form of frontotemporal dementia most commonly associated with tau pathology, has no approved treatments in the United States or European Union

BOSTON, October 12, 2026 — CervoMed Inc. (NASDAQ: CRVO) (CervoMed or the Company) announced initial data showing a reduction in mean plasma levels of neurofilament light chain (NfL), a key biomarker of neuronal damage and degeneration, over the first 12 weeks of treatment with neflamapimod in the open-label portion of the Company’s Phase 2a clinical trial in nonfluent variant primary progressive aphasia (nfvPPA). The findings were presented in a late-breaking oral presentation at the International Society of Frontotemporal Dementias (ISFTD) Annual Meeting in Philadelphia, Pennsylvania.

“In nfvPPA, NfL levels are often elevated and correlate with disease progression,” said John Alam, M.D., Chief Executive Officer of CervoMed. “The mean reduction in NfL observed over the first 12 weeks of the study contrasts with the increases typically reported in natural history studies and is particularly notable given NfL’s long half-life. While these are early results, we believe they are encouraging and support continued evaluation of neflamapimod in nfvPPA. We look forward to presenting 24-week biomarker data at the Clinical Trials on Alzheimer’s Disease conference in November, followed by topline clinical data in the first quarter of 2027.”

Initial Biomarker Data from the Phase 2a Study in nfvPPA
The presentation reported initial results for two plasma biomarkers, NfL and glial fibrillary acidic protein (GFAP), during the first 12 weeks of an open-label treatment period with neflamapimod, finding:

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At baseline, relative to the general population, 18 of 25 participants (72%) had elevated NfL levels and four of 25 (16%) had elevated GFAP levels. Mean baseline NfL across all participants was 45.7 pg/mL (standard deviation [SD] 39.6 pg/mL), and mean baseline GFAP was 103.4 pg/mL (SD 43.2 pg/mL).

●	Over the first 12 weeks, mean change in plasma NfL levels was ~ 3.1 pg/mL with most of the decline occurring between weeks six and 12.

●	In an exploratory analysis of participants with baseline NfL levels at or above the median (n=13), mean change in NfL levels was ~ 5.7 pg/mL over 12 weeks.

●	GFAP levels were stable over the first 12 weeks.

Neflamapimod was generally well tolerated, and no new safety signals were identified. One patient with elevated liver enzyme levels met protocol-defined criteria for discontinuation. The patient was asymptomatic, with no associated bilirubin elevation, and the elevation resolved with treatment discontinuation.

“nfvPPA is a rare, progressive form of dementia that takes away a person’s ability to speak, and currently patients have no approved pharmacological treatment options,” said Dr. Ian M. Grant, Assistant Professor, Neurology, Fienberg School of Medicine, Northwestern University. “Preclinical research links p38α to the nerve damage caused by tau, the protein most often associated with nfvPPA, which makes neflamapimod a logical drug to study. While these are early results, the decline in NfL is intriguing, and I look forward to seeing further results from this study.”

The Phase 2a clinical trial of neflamapimod for the treatment of nfvPPA was designed to evaluate the safety, pharmacokinetics, and clinical effects of neflamapimod in participants with nfvPPA. The 36-week trial enrolled 25 participants and is being conducted at academic medical centers in the United States (U.S.) and United Kingdom. The study includes 24 weeks of open-label treatment with neflamapimod 40 mg three times daily (n=19) or 80 mg twice daily (n=6), followed by a 12-week double-blind, placebo-controlled randomized withdrawal period in which participants are assigned 1:1 to continue neflamapimod or switch to placebo (ClinicalTrials.gov identifier: NCT07033481).

CervoMed’s oral presentation of the results described above is accessible in the Events and Presentations section of CervoMed’s website, https://www.cervomed.com/.

About nfvPPA
nfvPPA, a type of FTD, gradually causes people with the condition to have trouble expressing themselves, although they still understand the meaning of words. Initially, they might use shorter phrases or pause while speaking and have difficulty pronouncing words. It can also be challenging for them to understand long or complex sentences. In advanced nfvPPA, people may stop speaking completely, and difficulty with planning and judgment, as well as moving, can also occur.

There are an estimated 10,000-15,000 people living with nfvPPA in the U.S. and 15,000-20,000 in the European Union (E.U.). Currently, there are no approved treatments for nfvPPA in the U.S. or E.U.

About Neflamapimod
Neflamapimod is an investigational, orally administered small-molecule drug that readily crosses the blood-brain barrier and selectively inhibits the alpha isoform of p38 MAP kinase, a key driver of neuroinflammation and synaptic dysfunction. Preclinical research links p38α to tau-related neuronal deficits, supporting the study of neflamapimod in tau-driven forms of frontotemporal dementia such as nfvPPA.

By targeting the critical disease processes underlying degenerative disorders of the brain, neflamapimod has the potential to reverse synaptic dysfunction, improve neuron health, and slow or prevent disease progression. Neflamapimod is currently in clinical development for the treatment of dementia with Lewy bodies (DLB), recovery after ischemic stroke, nfvPPA, and amyotrophic lateral sclerosis (ALS).

Neflamapimod has received Fast Track Designation from U.S. Food and Drug Administration (FDA) for the treatment of DLB, and Orphan Drug Designation for the treatment of nfvPPA.

About CervoMed
CervoMed is a clinical-stage company developing treatments for age-related brain disorders. Its lead drug candidate, neflamapimod, is an oral small molecule targeting critical disease processes underlying degenerative disorders of the brain by inhibiting a key enzyme involved in neuroinflammation and neurodegeneration. CervoMed’s recently completed Phase 2b RewinD-LB trial evaluated neflamapimod in patients with DLB, enriched for those without Alzheimer’s disease (AD) co-pathology. In November 2025, CervoMed announced alignment with the FDA on a potential registration path for neflamapimod in DLB, and the Company is currently focused on identifying a strategic partner to advance neflamapimod into a Phase 3 trial in DLB. CervoMed reported initial 12-week biomarker data from its ongoing Phase 2a clinical trial in nfvPPA in October 2026 and expects to present 24-week biomarker data at CTAD in November 2026. The Company also expects to dose the first patient in the EXPERTS-ALS Phase 2a clinical trial in the fourth quarter of 2026.

Forward-Looking Statements

This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the intentions, plans, beliefs, expectations or forecasts for the future of the Company, including, but not limited to: the Company’s need to acquire sufficient funding, including funding (through a strategic partnership or otherwise) for any Phase 3 trial in patients with DLB; the sustainability and reproducibility of the effects observed in the first 12 weeks of the Company’s Phase 2a clinical trial in nfvPPA; the Company’s plan to focus on strategic partnering to advance neflamapimod into Phase 3 for DLB and the timing of entering into any such partnership, if at all; the therapeutic potential of neflamapimod in DLB, nfvPPA, ALS, or any other indication, including the degree of sustainability of any therapeutic effects, its potential impact on the rate of disease progression and/or clinical worsening, the optimal dosing regimen to achieve therapeutic effects, or any other treatment effects observed in any clinical trial on any clinical, biomarker, or other outcome measure; the extent to which changes in plasma NfL or other biomarkers may predict or correlate with clinical benefit in nfvPAA or any other indication; whether the observed biomarker changes are attributable to treatment with neflamapimod; the anticipated timing and achievement of clinical and development milestones, including the Company’s initiation of any Phase 3 trial in patients with DLB; the additional anticipated data readouts from the Company’s Phase 2a trial in nfvPPA and the anticipated dosing of the first patient with neflamapimod in the EXPERTS-ALS trial; any other expected or implied benefits, results, or expectations with respect to neflamapimod, including the extent (if any) to which neflamapimod may demonstrate efficacy or other clinical or biomarker improvements in patients or the timing of any regulatory submissions and potential approvals thereof, if any, in DLB, nfvPPA, or any other indication. Terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “aims,” “seeks,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential,” “target,” “project,” “contemplate,” “predict,” “forecast,” “continue,” “encouraging,” “signal,” or other words that convey uncertainty of future events or outcomes (including the negative of these terms) may identify these forward-looking statements. Although the Company believes it has a reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control and, as a result, actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, those related to: the Company’s available cash resources, the availability of additional funds on acceptable terms or at all, and the Company’s ability to continue as a going concern; the results of the Company’s clinical trials, including the open-label nature of the initial results from the Company’s Phase 2a trial in nfvPPA; the small number of participants in the trial, the absence of placebo or other control group during the open-label treatment period, and the risk that later data from the trial may not be consistent with the initial results; the risk that plasma NfL or other biomarkers may not be accepted by the FDA or other regulators as a surrogate for, or predictor of, clinical benefit; the Company’s ability to successfully enter into a partnership to advance neflamapimod into Phase 3 for DLB in a timely manner, on acceptable terms, or at all; the likelihood and timing of any regulatory approval of neflamapimod or the nature of any feedback the Company may receive from the FDA or other regulators; the Company’s ability to maintain the intellectual property protection afforded by the Company’s patent portfolio; the ability to implement business plans, forecasts, and other expectations in the future; general economic, political, business, industry, and market conditions, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the US Securities and Exchange Commission (SEC) on March 13, 2026, and other filings that the Company may file from time to time with the SEC. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified). The Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except to the extent required by law.

Contacts

Media:
Biongage Communications

lisa.guiterman@gmail.com

202-330-3431

Investor Relations:
Argot Partners
cervomed@argotpartners.com
212-600-1902